UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	November 18, 2005

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 18, 2005, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P. (“BIR-OP”), through a newly formed and wholly owned subsidiary, BIR – Savannah. L.L.C., consummated the acquisition of 100% of the fee simple interest of Savannah at Citrus Park Apartments (“Savannah”), a 264 unit multifamily apartment community located in Tampa, Florida, from SCP Apartments, L.L.C. and Madison-Clinton-Tampa, L.L.C., each an unaffiliated third party.

The purchase price was $27,520,000, and was subject to normal operating prorations, apportionments and adjustments as provided for in the purchase and sale agreement. Additionally, the cash portion of the purchase price was reduced by the $15,720,000 principal balance of an existing first mortgage loan on the property that was assumed by the Registrant, upon its obtaining all necessary approvals from the lender. The remaining $11,800,000 balance of the purchase price was paid from available cash.

The Registrant has reviewed the requirements of Rules 3-05 and 3-14 of Regulation S-X promulgated by the SEC and Item 9.01 of Form 8-K, and has determined that financial statements for the property acquired and pro forma financial information of the Registrant reflecting the property purchased are not required to be filed with this Current Report on Form 8-K as the acquisition of Savannah is not deemed “significant” by the Registrant.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The Registrant has determined that the financial statements for the property purchased are not required to be filed, as the acquisition of Savannah is not deemed “significant” by the Registrant.

(b)	Pro Forma Financial Information

The Registrant has determined that the pro forma financial information of the Registrant reflecting the property purchased is not required to be filed as the acquisition of Savannah is not deemed “significant” by the Registrant.

(c)	Exhibits

Exhibit 10.1

Purchase and Sale Agreement between SCP Apartments, L.L.C., and Madison - Clinton - Tampa,

L.L.C., each an Alabama limited liability company and Berkshire Income Realty – OP, L.P.,

a Delaware limited partnership or its nominee, dated August 3, 2005.*

*	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and

Exchange Commission on August 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: November 22, 2005	/s/ Christopher M. Nichols
Name: Christopher M. Nichols
Title: Principle Accounting Officer